NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT

INCORPORATED UNDER THE LAWS OF THE STATE OF UTAH

CUSIP NUMBER 104877 10 5

NUMBER	SHARES

Brain Tree International, Inc.

AUTHORIZED STOCK 50,000,000 SHARES

PAR VALUE $.001 PER SHARE

Countersigned
FIDELITY TRANSFER COMPANY
Salt Lake City, Utah
Registrar and Transfer Agent
By_________________________________

This Certifies that__________________________________________________ is the

registered holder of ____________________________________________________ Shares

BRAIN TREE INTERNATIONAL, INC.

Transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunder affixed this _____________ day of ______________, A.D. 20____

Brain Tree International, Inc.

CORPORATE

________________________	SEAL	________________________
PRESIDENT	UTAH	SECRETARY